SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:
                                  April 19,1999

                             Date of earliest event
                                   reported:
                                  April 6, 1999


                     American Physicians Service Group, Inc.
             (Exact name of registrant as specified in its charter)


Texas                               0-11453                       75-1458323
(State of                   (Commission File Number)             IRS Employer
Incorporation)                                                Identification No.



1301 Capitol of Texas Highway
Suite C-300
Austin, Texas                                                          78746
(Address of principal executive offices)                             (Zip Code)



                                 (512) 328-0888
              (Registrant's telephone number, including area code)




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Item 2.  Acquisition or Disposition of Assets.

         On April  6,  1999,  American  Physicians  Service  Group,  Inc.,  (the
"Company"), entered into an agreement with three of its shareholders, M.J. Whitman Advisers, Inc. ("Whitman"), Third Avenue Value Fund ("TAVF"), and Third Avenue Value Portfolio of the WRL Series Fund ("TAP"), whereby the Company will exchange 599,700 shares of the $0.01 par value common stock of Prime Medical Services, Inc., ("Prime Medical"), held by the Company for a total of 1,199,400 shares of the $0.10 par value common stock of the Company held by Whitman, TAVF and TAP. The shares acquired by the Company in the exchange will be held as treasury shares. The common stock of Prime Medical is traded on the NASDAQ National Market under the symbol "PMSI." On the effective date of the agreement the closing trade price of the common stock of the Company and Prime Medical as reported by the National Association of Securities Dealers, Inc.
Automated Quotation System was $3-1/8 and $7-3/16, respectively.

         The foregoing summary of the terms of the Letter Agreement is qualified in its entirety by the terms and provisions contained in the Letter Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

         Exhibit
         Number              Description

         2.1 Agreement dated April 6, 1999, between American Physicians Service Group, Inc., M.J. Whitman Advisers, Inc., Third Avenue Value Fund and Third Avenue Value Portfolio of the WRL Series Fund.

         2.2                 Press Release dated April 19, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         American Physicians Service Group, Inc.



Date: April 19, 1999                     By:    /s/ William H. Hayes
                                         Name:      William H. Hayes
                                         Title:     Chief Financial Officer